Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Dime Community Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt Securities	Debt Securities of Dime Community Bancshares, Inc. (the “Company”)	Rule 456(b) and Rule 457(r)(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Equity	Common Stock, $0.01 par value, of the Company	Rule 456(b) and Rule 457(r)(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Equity	Preferred Stock, $0.01 par value, of the Company	Rule 456(b) and Rule 457(r)(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Other	Depositary Shares of the Company (3)	Rule 456(b) and Rule 457(r)(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Other	Warrants of the Company	Rule 456(b) and Rule 457(r)(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Other	Purchase Contracts of the Company (4)	Rule 456(b) and Rule 457(r)(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Other	Units of the Company (5)	Rule 456(b) and Rule 457(r)(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Other	Subscription Rights of the Company	Rule 456(b) and Rule 457(r)(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts							N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	(6)	(6)	(6)	(6)		(6)	(6)	(6)	(6)	(6)
Fee Offset Sources	(6)	(6)	(6)		(6)						(2)(6)

(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in warrants, purchase contracts, units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) The Company is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of the entire registration fee.

(3) In the event that the Company elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.

(4) The purchase contracts may require the holder thereof to purchase or sell other securities of the Company.

(5) Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities registered hereunder, which may or may not be separable from one another. Because units will consist of a combination of other securities registered hereunder, no additional registration fee is required for the units.

(6) In accordance with Rule 457(p), a filing fee of $24,260 was paid with respect to $200,000,000 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-230338, initially filed by the Company under its former name, Bridge Bancorp, Inc., on March 15, 2019 and declared effective on April 9, 2019 (the “2019 Registration Statement”), and not sold thereunder. Under the 2019 Registration Statement, the Company registered an aggregate amount of $200,000,000 of securities and paid an aggregate filing fee of $24,260 for the securities registered under the 2019 Registration Statement. Of the $200,000,000 aggregate amount of securities registered under the 2019 Registration Statement, $200,000,000 were unissued, which unissued securities are hereby deregistered. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Company is entitled to offset, against any filing fee due under this Registration Statement, $24,260 of the 2019 Registration Statement filing fee paid with respect to the unissued securities under the 2019 Registration Statement (calculated at the rate in effect at the time the 2019 Registration Statement was filed). Of the $24,260 filing fee, $9,136 was paid in connection with the filing of the 2019 Registration Statement and $15,104 was offset, in accordance with Rule 457(p), by filing fees paid with respect to $149,997,000 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-210245, initially filed by the Company on March 16, 2016 and declared effective on April 22, 2016 (the “2016 Registration Statement”) and not sold thereunder. Under the 2016 Registration Statement, the Company registered an aggregate amount of $200,000,000 of securities and paid an aggregate filing fee of $20,140 for the securities registered under the 2016 Registration Statement. Of the $200,000,000 aggregate amount of securities registered under the 2016 Registration Statement, $149,997,000 were unissued and subsequently deregistered. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant was entitled to offset, against the filing fee due for the 2019 Registration Statement, $15,104 of the 2016 Registration Statement filing fee paid with respect to the unissued securities under the 2016 Registration Statement (calculated at the rate in effect at the time the 2016 Registration Statement was filed).